                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                       (INCLUDING THE ASSOCIATED RIGHTS)
                                       OF
                                  CIMCO, INC.

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Offer (as defined below) if the certificates representing shares of common stock, par value $0.01 per share, of CIMCO, Inc., including the associated Rights (as defined in the Offer to Purchase) (collectively, the "Shares"), are not immediately available or time will not permit all required documents to reach National City Bank (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                               NATIONAL CITY BANK

              BY MAIL:                     BY FACSIMILE TRANSMISSION:          BY HAND OR OVERNIGHT COURIER:
   National City Bank, Depositary                (216) 476-8367                National City Bank, Depositary
          P. O. Box 92301                                                        Corporate Trust Operations
     Cleveland, Ohio 44193-0900                                                  Third Floor - North Annex
    (800) 622-6757 (SHAREHOLDER                                                    4100 West 150th Street
             QUESTIONS)                                                          Cleveland, Ohio 44135-1385
                                        CONFIRM FACSIMILE BY TELEPHONE:
                                                 (216) 476-8049

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tenders to Hanwest, Inc. (the "Purchaser"), a Delaware corporation and a wholly owned subsidiary of M.A. Hanna Company, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 27, 1995 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.


Share Certificate Nos. (if available):      Name(s) of Record Holder(s):
------------------------------------------  ------------------------------------------
------------------------------------------  ------------------------------------------
If Shares will be delivered by book-entry   PLEASE TYPE OR PRINT
transfer, check the box:                    Address(es) ------------------------------
/ / The Depository Trust Company            ------------------------------------------
/ / Midwest Securities Trust Company        ZIP CODE
/ / Philadelphia Depository Trust Company   Area Code and Telephone Number:
Account Number -------------------------    ------------------------------------------
Dated: ---------------- , 199 ---           ------------------------------------------
                                            ------------------------------------------
                                            ------------------------------------------
                                            SIGNATURE(S)

                     THE GUARANTEE BELOW MUST BE COMPLETED
                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a bank, broker or other institution that is a member of a Medallion Signature Guaranty Program (each, an "Eligible Institution"), hereby guarantees to deliver to the Depositary at one of its addresses set forth above either the certificates representing all tendered Shares, in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, Midwest Securities Trust Company or Philadelphia Depository Trust Company together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), with any required signature guarantees, or, in the case of book-entry transfer of Shares, an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal within three National Association of Securities Dealers, Inc. Automated Quotation System trading days after the date of execution of this Notice of Guaranteed Delivery.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (unless an Agent's Message is utilized) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.


Name of Firm: -----------------------------   -------------------------------------------
Address: ----------------------------------   AUTHORIZED SIGNATURE
                                              Name: ------------------------------------
------------------------------------------    PLEASE TYPE OR PRINT
                                  ZIP CODE    Title:-------------------------------------
Area Code and                                 Dated: --------------------------- , 199 ---
Tel. No.: ----------------------------------

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS FORM. CERTIFICATES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.

                                       3